Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Blue Owl Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (1)

Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	70,700,092	$17.65	$1,247,503,123.34	$147.60 per $1,000,000	$184,131.46

Total Offering Amounts				$17.65	$1,247,503,123.34

Total Fee Offsets							N/A

Net Fee Due							$184,131.46

(1)

This Registration Statement covers an additional 70,700,092 shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”), of Blue Owl Capital Inc., a Delaware corporation (the “Company”), available for issuance under the Amended and Restated Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of Class A Shares as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that result in an increase in the number of the outstanding Class A Shares or shares issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $17.65 per Class A Share, which is the average of the high and low price per Class A Share as reported by the New York Stock Exchange on June 24, 2024.